Exhibit 24.1

LINCOLN ELECTRIC HOLDINGS, INC.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Lincoln Electric Holdings, Inc., an Ohio corporation (the “Registrant”), hereby constitutes and appoints Steven B. Hedlund, Gabriel Bruno and Jennifer I. Ansberry, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common shares, without par value, of the Registrant deliverable in connection with The Lincoln Electric Company Employee Savings Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands effective as of the 31st day of October, 2024:

/s/ Steven B. Hedlund	/s/ Gabriel Bruno
Steven B. Hedlund	Gabriel Bruno
President, Chief Executive Officer and Director (principal executive officer)	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ Christopher L. Mapes	/s/ Brian D. Chambers
Christopher L. Mapes	Brian D. Chambers
Executive Chairman of the Board	Director

/s/ Curtis E. Espeland	/s/ Bonnie J. Fetch
Curtis E. Espeland	Bonnie J. Fetch
Director	Director

/s/ Patrick P. Goris	/s/ Michael F. Hilton
Patrick P. Goris	Michael F. Hilton
Director	Director

/s/ Marc A. Howze	/s/ Kathryn Jo Lincoln
Marc A. Howze	Kathryn Jo Lincoln
Director	Director

/s/ Phillip J. Mason	/s/ Ben P. Patel
Phillip J. Mason	Ben P. Patel
Director	Director

/s/ Kellye L. Walker
Kellye L. Walker
Director